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                                                                 EXHIBIT 99.1


                                      PROXY
                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF NAHC, INC.
  FOR THE MARCH 19, 2002 ANNUAL MEETING OF STOCKHOLDERS AND ANY POSTPONEMENT(S)
                           OR ADJOURNMENT(S) THEREOF.

         The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of the Stockholders of NAHC, Inc. ("NAHC") to be held on March 19, 2002, and the associated proxy statement; (b) appoints David R. Burt as proxy, with the power to appoint a substitute; (c) authorizes the proxy to represent and vote, as designated below, all of the shares of common stock held of record by the undersigned on January 28, 2002, at the Annual Meeting and at any postponement(s) or adjournment(s) thereof; and (d) revokes any proxies previously given.

1. The board of directors recommends a vote FOR all of the following nominees to the board of directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall be elected and qualify:

         (i)   John H. Foster
         (ii)  David R. Burt
         (iii) Charles E. Finelli
         (iv)  Timothy E. Foster
         (v)   Stephen E. O'Neil

         / /  FOR ALL NOMINEES

         / /  WITHHELD FROM ALL NOMINEES

         / /  FOR ALL NOMINEES, EXCEPT AS NOTED ON THE LINE BELOW:

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  2. The board of directors recommends a vote FOR approval and adoption of the certificate of ownership and merger.

     / / FOR                         / / AGAINST                    / / ABSTAIN

  3. The board of directors recommends a vote FOR any motion submitted to a vote of the stockholders to adjourn or postpone the meeting to another time and place, as determined by the chairman of the meeting, for the purpose of soliciting additional proxies to approve and adopt the certificate of ownership and merger.

     / / FOR                         / / AGAINST                    / / ABSTAIN

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.

         PLEASE SIGN, DATE, AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED:

         Dated:  ___________________________, 2002

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         Signature(s) of Stockholders
                  Joint owners should each sign. Signature(s) should correspond with the name(s) printed on your NAHC, Inc. stock certificates. Attorneys, executors, administrators, and guardians should give full title.